Exhibit 99.1

FOR IMMEDIATE RELEASE

MICROTEK MEDICAL HOLDINGS ANTICIPATES REPORTING
SECOND QUARTER REVENUES OF APPROXIMATELY $25 MILLION

SCHEDULES QUARTERLY EARNINGS RELEASE AND CONFERENCE CALL

COLUMBUS, MS, July 2, 2003 – Microtek Medical Holdings, Inc. (Nasdaq: MTMD) announced today that it expects to report net revenues for the quarter ended June 30, 2003 of approximately $25 million. The anticipated net revenues for the second quarter of 2003 represent increases of approximately $2 million, or eight percent, and $4 million, or 17 percent, over the net revenues reported for the first quarter of 2003 and the second quarter of 2002, respectively. The Company’s anticipated net revenues for the second quarter of 2003 bring the Company’s net revenues for the six months ended June 30, 2003 to approximately $48 million.

The Company has not yet completed its accounting for its second quarter. The Company’s expectations about what it will report for revenues for the second quarter of 2003 and the six months ended June 30, 2003 are tentative pending the completion of such accounting.

Conference Call

The Company’s results of operations for the quarter ended June 30, 2003 are scheduled to be released on Tuesday, August 5, 2003, before the market opens. A conference call will be conducted by Dan R. Lee, President and Chief Executive Officer, and Jerry Wilson, Chief Financial Officer, at 11:00 a.m. Eastern Time on August 5, 2003, and will be accessible to the public by calling 1-877-792-5693 (U.S. and Canada), Reference: Microtek Medical. International callers dial 1-706-679-4663. Callers should dial in approximately 10 minutes before the call begins.

To access the live broadcast of the call over the Internet, log on to: www.MicrotekMed.com

A conference call replay will be available at 5:00 p.m. Eastern Time on August 5, 2003 through 5:00 p.m. Eastern Time August 12, 2003 and can be accessed by calling (U.S. and Canada) 1-800-642-1687 or (international) 1-706-645-9291; for both reference conference call ID number: 1598008.

About Microtek Medical Holdings, Inc.

The Company, a market leader in the healthcare industry, develops, manufactures and sells infection control products, fluid control products and safety products to healthcare professionals for use in environments such as operating rooms and outpatient surgical centers.

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For More Information, Please Call (800) 476-5973

Dan R. Lee, President & CEO
Jerry Wilson, CFO
Victor P. Thompson, Investor Relations
Investorrelations@microtekmed.com